For additional information, contact:

Lawrence Taff
Chief Financial Officer
Pacific Office Properties Trust, Inc.
233 Wilshire Boulevard, Suite 310
Santa Monica, CA 90401
(808) 544-1829

PACIFIC OFFICE PROPERTIES ANNOUNCES
FOURTH QUARTER 2009 FINANCIAL RESULTS

Santa Monica, California – March 16, 2010 – Pacific Office Properties Trust, Inc. (NYSE Amex: PCE), a West Coast office REIT, today announced its financial results for the quarter and year ended December 31, 2009.  The Company also announced financial and portfolio highlights as well as recent corporate milestones.

Financial Highlights

•	Substantially all mortgage debt is fixed rate.

•
Completed the acquisition of Seaview Corporate Center in partnership with an institutional investor for $75 million, thereby increasing the Company’s total portfolio under management to 4.7 million square feet.

•	Increased our credit facility borrowing base to $15 million.

•	Commenced the offering of up to $400 million of Senior Common Stock.

Portfolio Highlights

•	Steady leasing activity results in total portfolio being 85.2% leased at December 31, 2009 compared to 85.2% leased at December 31, 2008 and slightly down from 85.5% leased at September 30, 2009.
•	Approximately 160,200 square feet of new and renewal leases signed during the three months ended December 31, 2009.
•	76.5% of our revenues derived from one of the healthiest office markets in the U.S. (Honolulu).
•	As of December 31, 2009, Honolulu’s office market vacancy rate of 10.3% was the second lowest vacancy rate in the Western region, according to a recent report published by Colliers Monroe Friedlander.

Three Month Financial and Operating Results

During the quarter ended December 31, 2009, the Company changed the redemption features of its Common and Preferred Units.  The change to the Preferred Units resulted in a one-time non-cash fair value adjustment of $58.6 million, which represents the increase of the book value of the units to their fair market value.  The change also resulted in a reclassification of the Non-Controlling Interests from the mezzanine equity section of the Company’s balance sheet to permanent equity, thus increasing total equity.

The Company reported Funds from Operations (FFO) for the quarter ended December 31, 2009 of $(57.6) million, or $(3.17) per diluted share/common unit, compared to $0.8 million, or $0.04 per diluted share/common unit, for the quarter ended December 31, 2008.  FFO excluding the non-cash fair value adjustment of the Preferred Units for the quarter ended December 31, 2009 was $1.1 million, or $0.06 per diluted share/common unit.

The Company reported Adjusted Funds from Operations (AFFO) for the quarter ended December 31, 2009 of $1.4 million, or $0.08 per diluted share/common unit, compared to $1.2 million, or $0.07 per diluted share/common unit, for the quarter ended December 31, 2008.

The Company also reported a GAAP net loss attributable to common stockholders for the quarter ended December 31, 2009 of $12.2 million, which includes the Company’s portion of the one-time fair value adjustment charge of the Preferred Units of $10.9 million and depreciation and amortization expense of $1.3 million. The Company also reported a GAAP net loss attributable to common stockholders for the quarter ended December 31, 2008 of $1.2 million, which includes the Company’s portion of depreciation and amortization expense of $1.2 million.   The net loss per basic and diluted share for the quarters ended December 31, 2009 and 2008 were $3.17 and $0.38 per share, respectively.

Twelve Month Financial and Operating Results

The Company reported Funds from Operations (FFO) for the year ended December 31, 2009 of $(54.3) million, or $(3.09) per diluted share/common unit.  FFO excluding the one-time fair value adjustment of the Preferred Units for the year ended December 31, 2009 was $4.3 million, or $0.25 per diluted share/common unit.  The Company’s FFO for the year ended December 31, 2008 is not comparable due to the Company’s formation on March 20, 2008.

The Company reported Adjusted Funds from Operations (AFFO) for the year ended December 31, 2009 of $7.4 million, or $0.42 per diluted share/common unit. The Company’s AFFO for the year ended December 31, 2008 is not comparable due to the Company’s formation on March 20, 2008.

The Company also reported a GAAP net loss attributable to common stockholders for the year ended December 31, 2009 of $15.6 million, or $4.79 net loss per basic and diluted share, which includes the Company’s portion of the fair value adjustment charge of the Preferred Units of $10.9 million and depreciation and amortization expense of $5.1 million.  The Company’s combined GAAP net loss attributable to common stockholders for the year ended December 31, 2008 was $7.8 million, which includes the Company’s portion of the non-cash share-based compensation charge attributable to the Company’s formation of $2.9 million and depreciation and amortization expense of $3.9 million. The per share calculation is not comparable due to the Company’s formation on March 20, 2008.

Recent Corporate Milestones

•
On December 3, 2009, the Board of Directors of the Company declared a cash dividend of $0.05 per share of our common stock for the fourth quarter 2009, which was paid on January 15, 2010 to shareholders of record on December 31, 2009.

•
The Company’s current total market capitalization is $625.0 million, including approximately $197.4 million in equity, assuming the conversion of all outstanding interests in our operating partnership, based on our closing price on the NYSE Amex on December 31, 2009.

•
As of December 31, 2009, the Company’s property portfolio, including those properties owned in partnership with institutional co-investors, included 24 office properties consisting of 45 office buildings totaling approximately 4.7 million leasable square feet.

“We are pleased to report another quarter of solid results supported by the continued resilience of the Honolulu market, our core geography.  While general office fundamentals remain challenging, we are confident in our ability to outperform the market in the regions where we compete.  We generate approximately 75% of our rental revenues from the Honolulu market.  This market continues to show stronger occupancy and rent metrics than most U.S. markets, and has had a stabilizing effect on the overall portfolio.” said Jay H. Shidler, Chairman, President and Chief Executive Officer.  “We are also very pleased with our acquisition of Seaview Corporate Center, which is accretive to our shareholders.  We believe that this acquisition is indicative of currently favorable market conditions that will continue to present attractive investment opportunities during the coming year.”

Mr. Shidler continued “Our Senior Common Stock offering commenced in January.  The proceeds from this offering will provide us with an excellent source of low cost capital that we expect will allow us to compete effectively for the investment opportunities that we are seeing in the marketplace.”

Supplemental Information
Supplemental financial information for the Company’s quarterly financial results may be accessed on the Company’s website under the Investor Relations section at www.pacificofficeproperties.com.

About Pacific Office Properties Trust, Inc.
Pacific Office Properties Trust, Inc. (www.pacificofficeproperties.com) is a real estate investment trust that acquires, owns, and operates office properties in the Western U.S., focusing initially on the long-term growth sub-markets of Honolulu, San Diego, Los Angeles, and Phoenix.

The Company’s strategy is to acquire, often in partnership with institutional co-investors, value-added office buildings whose potential can be maximized through improvements, repositioning, and superior leasing and management.  The Company continues in the tradition of The Shidler Group’s highly successful institutional joint-venture operations, which focus on acquiring opportunistic and value-added commercial real estate in partnership with institutional co-investors.

Certain Information About Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions.  Forward-looking statements are not historical information and are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “should”, “may”, “will”, “expect”, “believe”, “anticipate”, “intend”, “could”, “estimate”, or “continue”, or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Important factors that may cause a difference between projected and actual results for Pacific Office Properties Trust, Inc. are discussed in the Company’s filings from time to time with the SEC.  Pacific Office Properties Trust, Inc. and The Shidler Group disclaim any obligation to revise or update any forward-looking statements that may be made from time to time by any of them or on their behalf.

FINANCIAL TABLES FOLLOW

Pacific Office Properties Trust, Inc.
Consolidated Balance Sheets
(unaudited and in thousands, except share data)

	December 31, 2009	December 31, 2008
ASSETS
Investments in real estate, net	$382,950	$392,657
Cash and cash equivalents	3,195	4,463
Restricted cash	6,507	7,267
Rents and other receivables, net	6,471	6,342
Intangible assets, net	33,228	41,379
Other assets, net	5,055	4,680
Goodwill	62,019	61,519
Investment in unconsolidated joint ventures	10,911	11,590
Total assets	$510,336	$529,897

LIABILITIES AND EQUITY
Mortgage and other loans, net	$406,439	$400,108
Unsecured notes payable to related parties	21,104	23,776
Accounts payable and other liabilities	22,000	17,088
Acquired below market leases, net	9,512	11,817
Total liabilities	459,055	452,789

Commitments and contingencies

Non-controlling interests	-	133,250

Equity:
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, one share of Proportionate
Voting Preferred Stock issued and outstanding at December 31, 2009 and December 31, 2008	-	-
Common Stock, $0.0001 par value, 639,999,900 shares authorized, 3,850,420 shares issued and outstanding at	-	-
December 31, 2009; 200,000,000 shares authorized, 3,031,025 shares issued and outstanding at December 31, 2008	185	185
Class B Common Stock, $0.0001 par value, 100 shares authorized, issued and outstanding at December 31, 2009;	-	-
200,000 shares authorized, 100 shares issued and outstanding at December 31, 2008	-	-
Additional paid-in capital	-	-
Retained deficit	(132,511)	(56,327)
Total stockholders' equity	(132,326)	(56,142)
Non-controlling interests	183,607	-
Total equity	51,281	(56,142)
Total liabilities and equity	$510,336	$529,897

Pacific Office Properties Trust, Inc
Consolidated Statements of Operations
(unaudited and in thousands, except share and per share data)

	For the three months ended December 31,
	2009	2008

Revenue:
Rental	$10,463	$11,046
Tenant reimbursements	5,478	6,635
Parking	2,070	2,035
Other	95	49
Total revenue	18,106	19,765

Expenses:
Rental property operating	10,124	11,302
General and administrative	652	740
Depreciation and amortization	6,770	6,792
Interest	6,703	7,110
Other	-
Total expenses	24,249	25,944

Loss before equity in net earnings of unconsolidated
joint ventures and non-operating income	(6,143)	(6,179)
Equity in net earnings of unconsolidated
joint ventures	(93)	(63)
Non-operating income	428	85
Net loss	(5,808)	(6,157)

Fair value adjustment of Preferred Units	(58,645)	-
Net loss attributable to non-controlling
interests	52,253	4,994
Net loss attributable to common stockholders	$(12,200)	$(1,163)

Net loss per common share - basic and diluted	$(3.17)	$(0.38)

Weighted average number of common shares
outstanding - basic and diluted	3,850,520	3,031,125

Pacific Office Properties Trust, Inc
Combined Consolidated Statements of Operations
(unaudited and in thousands, except share and per share data)

	For the year ended December 31,
	2009	2008 (1)

Revenue:
Rental	$42,462	$37,447
Tenant reimbursements	21,662	19,375
Parking	8,150	6,890
Other	365	394
Total revenue	72,639	64,106

Expenses:
Rental property operating	39,480	37,714
General and administrative	2,649	18,577
Depreciation and amortization	27,240	22,295
Interest	27,051	22,932
Loss on extinguishment of debt	171	-
Other	-	143
Total expenses	96,591	101,661

Loss before equity in net earnings of unconsolidated
joint ventures and non-operating income	(23,952)	(37,555)
Equity in net earnings of unconsolidated
joint ventures	313	93
Non-operating income	434	85
Net loss	(23,205)	(37,377)
Fair value adjustment of Preferred Units	(58,645)	-
Net loss attributable to non-controlling
interests	66,237	29,557
Net loss attributable to common stockholders	$(15,613)	$(7,820)

Net loss per common share - basic and diluted	$(4.79)	(2)

Weighted average number of common shares
outstanding - basic and diluted	3,259,013	(2)

_________

(1)
Amounts reflected in 2008 represent the sum of the amounts included herein as the consolidated results of operations of Waterfront and the Company for the period from January 1, 2008 through December 31, 2008.

(2)	The per share calculation is not comparable due to the Company’s formation on March 20, 2008.

Pacific Office Properties Trust, Inc.
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(unaudited and in thousands, except share and per share data)

	For the three months ended December,
	2009	2008
Reconciliation of net loss to FFO (1):
Net loss attributable to stockholders	$(12,200)	$(1,163)
Add:
Depreciation and amortization of real estate assets	6,770	6,792
Depreciation and amortization of real estate assets -
unconsolidated joint ventures	676	697
Less:
Distributions to preferred unitholders	(568)	(568)
Net loss attributable to non-controlling interests	(52,253)	(4,994)
FFO	$(57,575)	$764

Reconciliation of FFO to FFO, excluding fair value adjustment of Preferred Units:
FFO	$(57,575)	$764
Add:
Fair value adjustment of Preferred Units	58,645	-
FFO, excluding fair value adjustment of Preferred Units	$1,070	$764

Reconciliation of FFO to AFFO (2)(3):
FFO	$(57,575)	$764
Fair value adjustment of Preferred Units	58,645	-
Amortization of interest rate contracts, loan premiums
and prepaid financings	286	426
Non-cash compensation expense	50	40
Interest expense deferred on unsecured notes payable	410	437
Straight-line rent adjustments, net	150	(147)
Recurring capital expenditures, tenant improvements
and leasing commissions	(533)	(319)
AFFO	$1,433	$1,201

FFO per share - basic and diluted	$(3.17)	$0.04
FFO, excluding fair value adjustment of Preferred Units
per share - basic and diluted	$0.06	$0.04
AFFO per share - basic and diluted	$0.08	$0.07
Weighted average number of common shares and common
share equivalents outstanding - basic and diluted	18,149,787	17,330,392

Explanation of Notations

(1)
FFO is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) attributable to stockholders (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from dispositions of property, extraordinary items, real estate-related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs' FFO. As a result, FFO should be considered only as a supplement to net income (loss) as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(2)
AFFO is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO by subtracting from FFO the straight-line rent adjustments and recurring capital expenditures, tenant improvements and leasing commissions, and then adding the amortization of interest rate contracts, loan premium and prepaid financing costs, non-cash compensation expense, and interest expense deferred on unsecured notes.  AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income or loss is the most directly comparable GAAP financial measure to AFFO.  We also believe that AFFO provides useful information to the investment community about the Company’s financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

(3)	The weighted average number of common shares and common share equivalents outstanding – basic and diluted includes common unit limited partnership interests in our Operating Partnership.

Our outstanding preferred unit interests in our Operating Partnership are convertible into common unit limited partnership interests in our Operating Partnership, but no earlier than the later of March 19, 2010 and the date an underwritten public equity offering of our common stock in an amount equal to or greater than $75 million is consummated, which is a contingent event as of December 31, 2009. These common unit interests will become exchangeable for shares of our common stock one year after such conversion. Our outstanding preferred unit interests at December 31, 2009 represent 32,597,528 common share equivalents, on an as-if converted basis, and any impact related to these outstanding limited preferred interests have not been included in our calculation of diluted earnings per share or FFO per share, including our calculation of the weighted average number of common and common equivalent shares outstanding, in accordance with GAAP. Assuming the full conversion of our outstanding preferred unit interests at December 31, 2009 and December 31, 2008, our FFO per share/unit, on a fully diluted basis, would have been $(1.13) and $0.02, and our AFFO per share/unit, on a fully diluted basis, would have been $0.03 and $0.02, for the three months then ended, respectively.  Assuming the full conversion of our outstanding preferred unit interests at December 31, 2009, our FFO excluding the fair value adjustment for the Preferred Units per share/unit would have been $0.02 for the three months ended December 31, 2009. Assuming the full conversion of our outstanding preferred unit interests at December 31, 2009, our FFO per share/unit, on a fully diluted basis, would have been $(1.08), our FFO excluding the fair value adjustment for the Preferred Units per share/unit, on a fully diluted basis, would have been $0.09 and our AFFO per share/unit, on a fully diluted basis, would have been $0.15 for the year then ended.

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